Joint Filing Agreement

     The undersigned hereby agree that the statement on Schedule 13D filed by the undersigned with respect to the Common Stock of ScanSoft, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.





Dated:  April 19, 2004             WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                                   By:    Warburg Pincus & Co.,
                                          General Partner



                                    By:   /s/ Scott A. Arenare
                                          --------------------
                                          Name:   Scott A. Arenare
                                          Title:  Partner


Dated:  April 19, 2004              WARBURG PINCUS & CO.



                                    By:   /s/ Scott A. Arenare
                                          --------------------
                                          Name:   Scott A. Arenare
                                          Title:  Partner


Dated:  April 19, 2004              WARBURG PINCUS LLC



                                    By:   /s/ Scott A. Arenare
                                          --------------------
                                          Name:   Scott A. Arenare
                                          Title:  Partner